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                           FREDERICK C. SUMMERS, III
                           A PROFESSIONAL CORPORATION
                                 ATTORNEY AT LAW

                               1400 St. Paul Place
                            750 North St. Paul Street
                              Dallas, Texas  75201
                            Telephone (214) 981-3816
                            Facsimile (214) 981-3839


                                November 12, 1997


Sovereign Credit Finance II, Inc.
4015 Beltline Road
Building B
Dallas, Texas  75244

     Re:  11% Notes Due February 15, 2002

Gentlemen:

     We refer to the Form SB-2 Registration Statement (the "Registration Statement") of Sovereign Credit Finance II, Inc., a Texas corporation (the "Company"), filed with the Securities and Exchange Commission under file number 333-_________ for the purpose of registering under the Securities Act of 1933, as amended, the Company's 11% Notes Due February 15, 2002 in the aggregate principal amount of $10,000,000 (the "Notes"), and the Prospectus contained therein (the "Prospectus"). The purpose of this letter is to advise you that the discussion under the caption "Certain Federal Income Tax Considerations" in the Prospectus reflects the opinion of Frederick C. Summers, III, A Professional Corporation, as to the tax matters discussed therein.

     We hereby consent to the references to this firm under the captions "Certain Federal Income Tax Considerations" and "Legal Matters" in the Prospectus and the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       FREDERICK C. SUMMERS, III
                                       A PROFESSIONAL CORPORATION


                                       By:  /s/ Frederick C. Summers, III
                                            -----------------------------------
                                            Frederick C. Summers, III